                                                                   EXHIBIT 4.3


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                          CORPORATE BUYING SERVICE INC.

               Warrant for the Purchase of Shares of Common Stock

                                                                   1.65 Shares

         FOR VALUE RECEIVED, Corporate Buying Service Inc., a Florida corporation (the "Company"), with its principal office at 3401 North Federal Hwy. Suite 216, Boca Raton, Fl 33431, hereby certifies that Chatsworth Securities LLC or its registered assigns (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time or from time to time after the Permitted Exercise Date (as hereinafter defined) and on or before 5:00 p.m., Eastern Standard Time, March 20, 2004 (the "Expiration Date"), the number of fully paid and nonassessable shares of Common Stock, $.01 par value per share, of the Company ("Common Stock") set forth above. For purposes of this Agreement, "Permitted Exercise Date" shall mean the earliest of
(a) the date on which the Company completes an Initial Public Offering, (b) the date on which there is a Change in Control of the Company, or (c) March 20, 2003. For purposes of this Warrant, (a) a "Change in Control" shall mean (i) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, (ii) a liquidation or dissolution of the Company, (iii) the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, or (iv) the acquisition by any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors, of additional voting power in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own fifty percent (50%) or more of the combined voting power entitled to vote generally in the election of directors,
(b) a "person" shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act) and "beneficial ownership" shall be determined in accordance with Rule 13d-3 under the Exchange Act, and (c) the


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Company shall be deemed to have completed an "Initial Public Offering" if there is a closing of an underwritten public offering by the Company pursuant to a registration statement filed and declared effective under the Securities Act of 1933, as amended, covering the offer and sale of the Company's Common Stock for the account of the Company.

         The Holder may purchase the above number of shares of Common Stock at a purchase price per share (as appropriately adjusted pursuant to Section 6 hereof) of One Hundred Seventy-Five Thousand Dollars ($175,000) per share (the "Exercise Price"). The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares".

         SECTION 1. EXERCISE OF WARRANT.

         (a) This Warrant may be exercised in whole or in part on any business day prior to the termination of the Warrant by presentation and surrender hereof to the Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the Company may hereafter notify the Holder in writing) with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price in lawful money of the United States of America in the form of a certified or cashier's check for the number of Warrant Shares specified in the Purchase Form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares. Notwithstanding anything to the contrary contained in this Warrant, in the event that a Holder shall desire to exercise the Warrant in whole or in part prior to the date on which the Company shall have completed an Initial Public Offering, the Holder shall, as a condition precedent to such Holder's right to exercise this Warrant, execute and deliver to the Company a copy of the Shareholders' Agreement attached hereto as EXHIBIT A (the "Shareholders' Agreement").

         (b) Notwithstanding the foregoing, upon exercise of all or any portion of this Warrant in connection with the consummation by the Company of an Initial Public Offering, in lieu of payment of the Exercise Price, the Holder may instead elect to receive that number of shares of Common Stock of the Company equal to the quotient obtained by dividing [(A-B)(C)] by A, where:

         (A) = the Fair Market Value (as defined below) of one share of the Company's common stock on the date of exercise of this Warrant;

         (B) = the Exercise Price for one share of Common Stock under this Warrant (as adjusted to the date of such calculation); and


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         (C) = the number of shares of Common Stock issuable upon exercise of this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation).

If the above calculation results in a negative number, then no shares of Common Stock shall be issued or issuable upon exercise of this Warrant. For purposes of this calculation, "Fair Market Value" of a share of common stock of the Company shall mean the price at which shares of the Company's Common Stock are offered for sale to the public by the Company in its Initial Public Offering.

         Upon exercise of this Warrant pursuant to this Section 1(b), the registered holder hereof shall be entitled to receive a certificate for the number of shares of Common Stock determined as aforesaid within a reasonable time not to exceed 20 days after exercise of the stock purchase rights represented by this Warrant. Notwithstanding anything to the contrary contained herein, the Holder shall not be deemed to hold shares of Common Stock issuable upon exercise of this Warrant until the Company shall have issued and delivered to the Holder a Certificate representing such shares.

         SECTION 2. RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than as provided in the Company's articles of incorporation, any restrictions on sale set forth herein or pursuant to applicable federal and state securities laws or the Shareholders' Agreement) and free and clear of all preemptive rights.

         SECTION 3. FRACTIONAL INTEREST. The Company will not issue a fractional share of Common Stock upon exercise of a Warrant. Instead, the Company will deliver its check for the Fair Market Value of such fraction of a share, rounded to the nearest cent. For purposes of this paragraph, "Fair Market Value" of a share of Common Stock of the Company shall mean:

                  (1) where there exists a public market for the Company's common stock at the time of such exercise, the Fair Market Value per share of common stock shall be the average of the closing bid and asked prices of the common stock quoted in the Over The Counter Market Summary or the last reported sale price of the common stock or the closing sale price quoted on the NASDAQ National Market System or on any exchange on which the common stock is listed, whichever is applicable. Notwithstanding the forgoing, in the event the Warrant is exercised in connection with the Company's Initial Public Offering, the Fair Market Value per share shall be the per share offering price to the public of the Company's Initial Public Offering; or

                  (2) in all other cases, the Fair Market Value per share as determined in good faith by the Company's Board of Directors.


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         SECTION 4. ASSIGNMENT OR LOSS OF WARRANT.

         (1) Except as provided in Section 8, the Holder of this Warrant shall not be entitled, without obtaining the consent of the Company, to assign its interest in this Warrant in whole or in part to any person or persons; provided, however, that this warrant may be assigned to affiliates, (including distributions or transfers made to general or limited partners of a Holder) in compliance with the provisions of Section 8. Subject to the provisions of
Section 8, and the obtaining of such consent of the Company, where required, upon surrender of this Warrant to the Company or at the office of its stock transfer agent or warrant agent, with the Assignment Form annexed hereto duly executed and an agreement satisfactory to the Company of the assignee(s) to be bound and abide by the terms hereof and funds sufficient to pay any documentary stamp or similar issue or transfer taxes the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment and, if the Holders entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled.

         (2) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction of a bond or indemnification satisfactory to the Company), and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         SECTION 5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company on any matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised and the certificate representing the Warrant Shares issued and delivered in accordance with its terms.

         SECTION 6. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

         (1)      ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If the Company:

                  (A) pays a dividend or makes a distribution in shares of its common stock;

                  (B) subdivides its outstanding shares of common stock into greater number of shares;

                  (C) combines its outstanding shares of common stock into a smaller number of shares;


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then the exercise right and the Exercise Price in effect immediately prior to such action shall be adjusted so that the Holder may receive upon exercise of the Warrants the number of shares of capital stock of the Company which the Holder would have owned immediately following such action if the Holder had exercised the Warrants immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         (2) NO ADJUSTMENT FOR OTHER ISSUANCES. Except as expressly set forth in
Section 6(1) above, there shall b no adjustment to the number or kind of securities purchasable upon the exercise of each Warrant or the Exercise Price thereof on account of any issuances of common stock or other securities of the Company (including, without limitation, the issuance of options under any stock option plans on the issuance of securities upon the exercise thereof).

         (2) MINIMUM ADJUSTMENT. No adjustment in the Exercise Price of this
Section 6 shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such Exercise Price; PROVIDED, HOWEVER, that any adjustments which by reason of this subsection are not required to be made, shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest cent or to the nearest share, as the case may be.

         (4) NOTICE OF ADJUSTMENTS. Whenever the Exercise Price or number of Warrant Shares issuable upon exercise hereof shall be adjusted pursuant to this section, the Company shall issue a certificate signed by the secretary of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Warrant Shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed to the holder of this Warrant.

         (5) DEFERRAL OF ISSUANCE OR PAYMENT. In any case in which an event covered by this Section 6 shall require that an adjustment in the Exercise Price be made effective as of a record date, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder, if this Warrant is exercised after such record date, the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise over and above the shares of Common Stock or other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment, and (ii) paying to the Holder by check any amount in lieu of the issuance of fractional shares pursuant to Section 3.

         (6) WHEN NO ADJUSTMENT REQUIRED. No adjustment need be made for a change in the par value or no par value of the Common Stock.


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         (7) NOTICE OF CERTAIN ACTIONS. In the event that:

         a) the Company shall authorize the issuance to all holders of its capital stock of rights, warrants, options or convertible securities to subscribe for or purchase shares of its common stock or of any other subscription rights, warrants, options or convertible securities; or

         b) the Company shall authorize the distribution to all holders of its capital stock of evidences of its indebtedness or assets (other than dividends paid in or distributions of the Company's capital stock for which the Exercise Price shall have been adjusted pursuant to subsection (a) of this Section 6 or regular cash dividends or distributions payable out of earnings or earned surplus and made in the ordinary course of business); or

         c) the Company shall authorize any capital reorganization or reclassification of its capital stock (other than a subdivision or combination of the outstanding common stock and other than a change in par value of its capital stock) or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the Common Stock issuable upon the exercise of the Warrant), or of the conveyance or transfer of the properties and assets of the Company as an entirety or substantially as an entirety; or

         d) the Company is the subject of a voluntary or involuntary dissolution, liquidation or winding-up procedure;

         e) the Company proposes to take any action (other than actions of the character described in subsection (a) or (b) of this
                  Section 6) that would require an adjustment of the Exercise Price pursuant to this Section 6; or

         f) the Company has filed a registration statement relating to an initial public offering of its securities;

then the Company shall cause to be mailed by first-class mail to the Holder, at least ten (10) days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date as of which the holders of capital stock of record to be entitled to receive any such rights, warrants or distributions are to be determined, or (y) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of capital stock of record shall be entitled to exchange their shares of capital stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.


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         (8) NO ADJUSTMENT UPON EXERCISE OF WARRANTS. No adjustments shall be made under any Section herein in connection with the issuance of Warrant Shares upon exercise of the Warrants.

         SECTION 7. RECLASSIFICATION, REORGANIZATION CONSOLIDATION OR MERGER. In the event of any reclassification, capital reorganization or other change of outstanding shares of capital stock of the Company (other than a subdivision or combination of the outstanding capital stock and other than a change in the par value of its capital stock) or in the event of any consolidation or merger of the Company with or into another corporation (other than a merger in which merger the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock issuable upon exercise of this Warrant), the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been received upon exercise of this Warrant immediately prior to such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance. Any such provision shall include provisions for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 7 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization, or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of subsection (a) of Section 6.

         SECTION 8. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933.

         This Warrant may not be exercised and neither this Warrant nor any of the Warrant Shares, nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities or blue sky laws and the terms and conditions hereof. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are acquired pursuant to a registration statement that has been declared effective under the Act, shall bear a legend substantially in the following form:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS,


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         PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE
         SECURITIES MAY REQUIRE AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Any certificate for any Warrant Shares issued at any time in exchange or substitution for any certificate for any Warrant Shares bearing such legend (except a new certificate for any Warrant Shares issued after the acquisition of such Warrant Shares pursuant to a registration statement that has been declared effective under the Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Warrant Shares represented thereby need no longer be subject to the restriction contained herein. The provision of this Section 8 shall be binding upon all subsequent holders of certificates for Warrant Shares bearing the above legend and all subsequent holders of this Warrant, if any.

         SECTION 9. MODIFICATION AND WAIVER. This Warrant and any term hereof may be changed, waived, discharged or terminated by an instrument in writing signed by the Company and the Holder.

         SECTION 10. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. The rights and obligations of the Company, the Holder and the holder of shares of Common Stock issued upon exercise of this Warrant referred to in Sections 10 shall survive the exercise of this Warrant.

         SECTION 11. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, on the first business day following mailing by overnight courier, or on the fifth day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company and the Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

         SECTION 12. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Florida.

         SECTION 13. ARBITRATION. Each Holder and the Company agrees to arbitrate all disputes, controversies or differences that may arise between them with respect to any provision of this Warrant. Either party may give notice to the other of its decision to arbitrate the dispute, and such notice shall specify the issue or issues to be arbitrated. Each party shall select one arbitrator, and the two arbitrators thereby selected shall select a third arbitrator. The arbitration shall take place in Palm Beach County, Florida or such other place as the parties shall agree, under the then-current Commercial Arbitration Rules of the American Arbitration Association. The decision of a majority of the three arbitrators, including any assessment of the cost of arbitration, will be final and binding


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



on the parties. The arbitrators will only have the authority to award actual direct damages, and will not have the authority to award consequential or punitive damages. Judgement upon the decision made by the arbitrators may be entered in any court of competent jurisdiction.

         SECTION 14. LOCK-UP OF WARRANT SHARES. During the period commencing on the date hereof and ending one hundred eighty (180) days after the date of the final prospectus relating to the Initial Public Offering and any subsequent public offering of the Company's securities (or such longer period as may be required by the lead underwriter in connection with such Initial Public Offering or such subsequent public offering), each Holder agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, this Warrant or any Warrant Shares, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of this Warrant or any Warrant Shares, without the prior written consent of the Company's Board of Directors.

         SECTION 15. DRAG ALONG SALE. In the event that the Company shall enter into a transaction with an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties will acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Board of Directors of the Corporation (whether by merger, consolidation or sale or transfer of the capital stock of the Company), or (ii) all or substantially all of the Company's assets determined on a consolidated basis and the Holder shall not at such time have exercised all or any portion of this Warrant, the Company may, at its election, by delivery of notice to the Holder, elect to purchase the Warrant by delivering to the Holder such securities and property (including cash) which such Holder would have been entitled to receive had such Holder exercised this Warrant immediately prior to such transaction, LESS the portion of such securities and other property having a fair market value equal to the aggregate exercise price which would have been payable by such Holder upon exercise of the Warrant, as determined in good faith by the Company's Board of Directors. In connection therewith, the Holder shall take such actions and execute such documents as shall be deemed necessary or advisable by the Board of Directors of the Company in connection with the consummation of such transaction. For purposes of this Section, "Independent Third Party" means any person who, immediately prior to the contemplated transaction, does not own in excess of five percent (5%) of the Common Stock of the Company on a fully-diluted basis (a "5% Owner)", who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other persons, a corporation owned solely by such 5% Owner and/or such other persons or a partnership whose partners include only such 5% Owner and/or such other persons.


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         IN WITNESS WHEREOF, the Company has duly caused this Warrant to be executed by its duly authorized officer and to be dated as of March 20, 1999.

                                         CORPORATE BUYING SERVICE INC.

                                         By:      /s/ RUSSELL MADRIS
                                                  ----------------------------
                                                  Russell Madris
                                                  President

AGREED AND ACCEPTED

CHATSWORTH SECURITIES LLC

By: /s/ Albert P. Vasquez
    -------------------------------
         Albert P. Vasquez
         Managing Director


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



                                  PURCHASE FORM

                                                   Dated ______________, _____

The undersigned hereby irrevocably elects to exercise the within Warrant to purchase shares of common stock and hereby makes payment of ________ in payment of the exercise price therefor.

------------------------------
(Signature)

                                 ASSIGNMENT FORM

                                                    Dated _______________, ____

FOR VALUE RECEIVED, ______________________ hereby sells, assigns, and transfers unto _____________________________________________(the "Assignee"),

         (please type or print in block letters)

------------------------------------------------------------------------------
                                (insert address)

its right to purchase up to ____________ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint
___________________ as its attorney-in-fact, to transfer the same on the books of the Company, with full power of substitution in the premises.

----------------------------------
(Signature)